EXHIBIT 10.2
                    State Land Department, State of Arizona,
       Mineral Exploration Permit No. 08-103044, dated September 17, 1997







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                                               PERMIT NO. 08-103044
                                               EFFECTIVE DATE SEPTEMBER 17, 1997

                              STATE LAND DEPARTMENT
                                STATE OF ARIZONA

                           MINERAL EXPLORATION PERMIT


THE STATE OF ARIZONA grants to LEROY HALTERMAN the exclusive right, for a period of one (1) year from date, subject to renewals as hereinafter set forth, but in no event beyond the 16TH day of SEPTEMBER , 2002 , to prospect for minerals on the State land hereinafter described upon the following expressed conditions which are a part of the permit.

1. The Permittee shall have those surface rights necessary for the prospecting and exploration for mineral, but may remove from the land only that amount of mineral required for sampling, assay and metallurgical testing purposes.

2. The Permittee shall have the right of ingress to and egress from the land covered by the permit but only along routes first approved by the State Land Commissioner.

3. The Permittee shall be liable to and shall compensate the owner and lessee of the surface of the State land covered by this permit, or across which the Permittee exercises the right of ingress and egress, for any loss to such owner and lessee from damage or destruction caused by the Permittee, his or its agents or employees, to grasses, forage, crops or improvements upon such State land.

4. This permit shall terminate automatically, as of the end of any annual period from and after the date of issuance thereof unless during such annual period the Permittee shall have expended in exploration for valuable mineral deposits on the Subject Land covered by this Permit the prescribed amount per acre, file an application for renewal and submit proof of the amount expended on exploration. The amount to be expended during each of the first two (2) annual periods in which this permit may be in effect shall not be less than ten dollars ($10.00) for each acre of land covered by this permit at the commencement of such annual period, and the amount to be expended during each of the last three annual periods in which this Permit may be in effect shall be not less than twenty dollars ($20.00) for each acre covered by this Permit at the commencement of such annual period.

5. Prior to the termination of any annual period, the Permittee may file a release with the State Land Department, releasing acreage covered by this permit, provided that the acreage released be contained within one or more rectangular subdivisions of twenty (20) acres more or less, or lots, according to the lines of the public land survey.

6. Upon any partial or total relinquishment, or the cancellation or expiration of the permit, other than by issuance of a mineral lease, the Permittee shall fill any holes, ditches, or other excavations as

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may be  required  by  the  State  Land  Commissioner  and  so far as  reasonably possible, restore the surface to its former condition.

7. The Permittee may, prior to expiration of the annual period for which the permit was issued, or prior to the expiration period for which this permit was renewed, file with the State Land Department an application for renewal for the ensuing annual period. This permit shall not be renewed for more than four (4) successive annual periods following expiration of the first annual period.

8. No rental shall be payable for the first annual period for which the permit may be renewed. The rental for each of the three (3) subsequent annual periods following the first annual period for which a permit may be renewed, shall be one dollar ($1.00) for each acre of State land for which the application for renewal is filed.

9. The Permittee shall file an affidavit of expenditure of the required amount in exploration during the current annual period, together with proof in support of such expenditure.

10. Following discovery of a valuable mineral deposit on the State land covered by this permit within a rectangular subdivision of twenty (20) acres, more or less, or lot, of the public land survey, the Permittee may apply to the State Land Commissioner for a mineral lease upon the State land within such rectangular subdivision, or lot.

11. This permit is subject to existing laws and rules and regulations and any laws or rules and regulations hereinafter enacted, or adopted, and in no event shall the State be liable for damages or otherwise under the provisions hereof.

12. The Permittee shall not assign or sub-let this mineral exploration permit, or any right or rights thereunder, without first obtaining the written consent of the State Land Commissioner thereto.

In order to minimize or prevent surface or underground waste and pollution and promote maximum conservation, the Permittee shall seal or separate oil, gas, helium, water, mineral or other natural resource strata in order to prevent their contents from passing into another stratum.

The Lessee agrees to indemnify, hold and save Lessor harmless against all loss, damage, liability, expense, costs and charges incident to or resulting in any way from any injuries to person or damage to property caused by or resulting from the use, condition or occupation of the land.

The Permittee shall not, for exploration purposes, enter upon that part of the permitted area encompassed by rights-of-way and permits granted to the Arizona State Highway Department without the express written permission of the State Highway Engineer and not then until the State Land Commissioner has, in writing, approved such entry.

The Permittee agrees that any mineral lease of a claim issued as a result of exploratory activity under this permit shall contain an additional and special condition denying the Lessee entry to the area encompassed by those rights-of-way and permits mentioned next above for the purposes of extracting and shipping mineral unless and until the State Highway Engineer has given express written permission and not then until the State Land Commissioner has, in writing, approved such entry.

If at any time during the duration of the permit, the whole or any part of the permitted premises shall

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be taken for any quasi-public or public purpose by any person, private or public corporation, or any governmental agency having authority to exercise the power of eminent domain or condemnation proceedings pursuant to any law, general, special or otherwise, this permit shall expire on the date when the permitted propety shall be so taken or acquired and the Permittee shall have no compensable right or interest in the real property being condemned and shall have no compensable right or interest in severance damages which may accrue to the remaining permitted proerty not acquired by condemnation proceedings. Net rent to be paid by the tenant shall be apportioned and paid to the date of such taking.

The State shall be entitled to and shall receive any and all awards, including severance damages to remaining State lands, that may be made for any eminent domain or condemnation proceedings concerning the land which is the subject of this permit, except that the Permittee shall have the right to receive any and all awards or payments made for any buildings or other improvements lawfully placed on the subject property by the Permittee with the approval of the State Land Department.

This permit is issued for such leasable minerals now owned by the State of Arizona and in regard to which there has been no reservation by a predecessor in title to the State of Arizona.

Federal records may or may not reflect mineral interest claims that pre-date the State's claim to some or all of these lands; the State does not warrant that it owns the minerals sought to be prospected under this permit.

This permit issued subject to all the rights of the owner of the non-mineral land estate.

Provided however, in regard to those parcels of State lands sold under the provisions of ARS 37-231, providing for a reservation of minerals to the State, there shall be no entry upon such lands by an Arizona State Land Department lessee or permittee without express written approval of the Arizona State Land Commissioner following compliance with Arizona State Land Department Rule #12-5-707D by such lessee or permittee.

"Before significant earth movement may commence, the Lessee or Permittee hereof shall satisfy the Arizona State Land Department, in writing, that no significant cultural, historical, antiquity or archaeological values will be destroyed, and, in the event such values will be destroyed, that proper mitigation measures have been agreed upon between said Lessee or Permittee and the Arizona State Land Department, and further said Lessee or Permittee shall report all of such values as they are later discovered after such approval is given initially."


NOTICE OF STATE AUTHORITY TO CANCEL THIS CONTRACT:

A. The State may cancel any contract, without penalty or further obligation, made after September 4, 1978 by the State or any of its departments or agencies if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of the State or any of its departments or agencies is, at any time while the contract or any extension of the contract is in effect, an employee of any other party to the contract in any capacity or a consultant to any other party of the contract with respect to the subject matter of the contract.

B. This contract is subject to cancellation pursuant to A.R.S. 38-511.

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NATIVE PLANT LAW:

If the removal of plants protected under the Arizona Native Plant Law is necessary to enjoy the privilege of this document, the Permittee hereunder must previously acquire the written permission of the Arizona State Land Department and the Arizona Department of Agriculture to remove those plants.



                              ADDITIONAL CONDITION

PRIOR TO THE BEGINNING OF ANY EXPLORATION, A PLAN OF OPERATIONS AND RESTORATION MUST BE FILED WITH THE STATE LAND DEPARTMENT AND APPROVED BY THE STATE LAND COMMISSIONER OR HIS DEPUTY.

















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DESCRIPTION OF LAND LEASED  CONTAINED IN LEASE  SUPPLEMENT  ATTACHED  HERETO AND
MADE A PART HEREOF.










                                        /s/LEROY HALTERMAN
                                        ----------------------------------
                                               Permittee Signature


                                        ----------------------------------
                                               Permittee Signature


Signed in the County of BERNALILLO, State of NEW MEXICO, on the 17TH day of SEPTEMBER, 1997.

/S/[UNKNOWN]
--------------------------------
                  Notary Public

                                                   (SEAL)
My commission expires:APRIL 25, 1999


         (SEAL)

                                        STATE LAND DEPARTMENT

                                        BY/S/[UNKNOWN]
                                           State Land Commissioner






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